EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into the accompanying Second Post-Effective Amended Registration Statement on Form S-8 of NMXS.com, Inc., of our report dated February 22, 2002, relating to our audit of the consolidated financial statements of NMXS.com, Inc. and subsidiaries for the year ended December 31, 2001, included in the Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/ Eisner LLP
(Formerly Richard A. Eisner & Company, LLP)

Florham Park, New Jersey
May 10, 2002